UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

June 14, 2012

GSI GROUP INC.

(Exact name of registrant as specified in its charter)

New Brunswick, Canada	001-35083	98-0110412
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

125 Middlesex Turnpike Bedford, Massachusetts		01730
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (781) 266-5700

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

On June 14, 2012, GSI Group Inc. (the “Company”) held its Annual Meeting of Shareholders. A total of 30,586,570 common shares were present or represented by proxy at the meeting, representing approximately 90.9 percent of the Company’s common shares outstanding as of the April 26, 2012 record date. The following are the voting results on proposals considered and voted upon at the meeting, all of which were described in Amendment No. 1 to the Company’s Definitive Proxy Statement filed with the Securities and Exchange Commission on May 11, 2012.

Item 1 — Election of directors for a term of office expiring on the date of the annual meeting of shareholders in 2013, until his successor is elected or appointed, or until his earlier death, resignation or removal.

NOMINEE	Votes FOR	Votes WITHHELD	Broker Non-Votes
Stephen W. Bershad	24,826,026	411,438	5,349,106
Harry L. Bosco	24,701,620	535,236	5,349,714
Dennis J. Fortino	24,821,179	416,285	5,349,106
Ira J. Lamel	24,895,578	341,886	5,349,106
Dominic A. Romeo	24,937,110	300,354	5,349,106
John A. Roush	24,939,751	297,713	5,349,106
Thomas N. Secor	24,936,993	300,471	5,349,106

Item 2 — Appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Votes FOR	Votes AGAINST	Votes ABSTAINED	Broker Non-Votes
29,551,527	606,686	428,349	8

Pursuant to the foregoing votes, each of the seven nominees for director listed above was elected, and Item 2 was approved.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSI Group Inc.
(Registrant)

Date: June 20, 2012	By:	/s/ Robert J. Buckley
Robert J. Buckley
Chief Financial Officer

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